EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-41766) of Berkshire Hills Bancorp, Inc. of our report dated June 17, 2015 relating to the financial stateements and supplemental schedule of the Berkshire Bank 401(k) Plan, which appears in this Form 11-K.

/s/ PriceWaterhouseCoopers LLP

Boston, MA
June 17, 2015